Exhibit 99.1

Famous Dave’s of America Appoints Restaurant Industry Veteran Michael W. Lister as Chief Executive Officer, Succeeding Adam J. Wright

MINNEAPOLIS, October 12, 2016 – Famous Dave’s of America, Inc. (NASDAQ: DAVE), announced today that Adam J. Wright, Famous Dave’s Chief Executive Officer, is no longer an employee of the Company, and has resigned from the Board of Directors. Michael W. Lister has been appointed to replace Adam Wright as Chief Executive Officer and has also been appointed Chief Operating Officer. Lister is an accomplished restaurant industry executive with more than 35 years of experience, including a 19-year history with Famous Dave’s of America. He has been a franchisee of the Company since 2001, operating among the most successful franchise groups in the Company. Prior to that, Lister served as senior vice president of operations from 1997 to 2001.

“Mike Lister’s deep expertise in the restaurant industry, along with his demonstrated success as a Famous Dave’s franchise owner, gives us full confidence that he is the right leader to continue the efforts to turn Famous Dave’s around. His vision, operational excellence, and management skills will be a tremendous asset in leading the Company to improved financial and operational performance,” said Famous Dave’s Chairman Joseph Jacobs.

“I look forward to working side-by-side with the strong team of talented professionals that make up our management team. Each has the passion and commitment to move us forward Famously,” said Lister.

Since 2001, Mike Lister has been owner and President of successful Famous Dave’s franchised restaurants in Tennessee, and is currently serving his fourth term as Chairman of the Franchise Advisory Board. Prior to becoming a franchise owner, he was Famous Dave’s Senior Vice President of Operations from 1997 – 2001, opening 46 stores within 4 years and was responsible for all aspects of operations: day-to-day restaurant operations, menu development, kitchen design, management recruiting, training and retention, site selection, new restaurant openings, strategic planning, budgeting and marketing initiatives. In addition to his tenure at Famous Dave’s, Lister previously held senior level leadership positions at Brinker International.

As a strong franchisee, Lister and his team have been honored with multiple community and franchise awards, including Famous Dave’s Franchise of the Year for excellence in operations, financial performance and outstanding Guest service. Lister is also the recipient of the 2012 Tennessee Small Business Person of the Year Award by the U.S. Small Business Administration.

About Famous Dave’s of America, Inc.

Famous Dave’s of America, Inc. (NASDAQ: DAVE) develops, owns, operates and franchises Bar-B-Que restaurants. As of today, the company owns 37 restaurants and franchises an additional 139 restaurants in 32 states, the Commonwealth of Puerto Rico, Canada and the United Arab Emirates. Its menu features award-winning barbecued and grilled meats, a selection of salads, sandwiches, side items and made-from-scratch desserts. For more information, visit famousdaves.com, facebook.com/famousdaves, or follow on Twitter @Famous_Daves.

Statements in this press release that are not strictly historical, including but not limited to statements regarding the expected financial impact of restaurant closures and lease terminations, the timing of our restaurant openings and the timing or success of our expansion plans, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, which may cause the company’s actual results to differ materially from expected results. Although Famous Dave’s of America, Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectation will be attained. Factors that could cause actual results to differ materially from Famous Dave’s expectation include financial performance, restaurant industry conditions, execution of restaurant development and construction programs, franchisee performance, changes in local or national economic conditions, availability of financing, governmental approvals and other risks detailed from time to time in the company’s SEC reports.

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